EXHIBIT 5.1

July 10, 1995


Angeion Corporation
3650 Annapolis Lane
Suite 170
Plymouth, MN 55447-5434

Re:      Angeion Corporation
         Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Angeion Corporation, a Minnesota corporation (the "Company"), pursuant to the Company's Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on July 10, 1995 (the "Registration Statement"), in connection with the Company's proposed offer and sale of 2,500,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates of officers, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1. The Company has the corporate authority to issue the Shares of the Company's Common Stock in the manner and under the terms set forth in the Registration Statement.

2. The Shares have been duly authorized by the Company. The Shares, when issued, delivered and paid for by the Placement Agent in accordance with the Placement Agency Agreement referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than those of the State of Minnesota and the federal law of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                            Very truly yours,




                                            OPPENHEIMER WOLFF & DONNELLY